UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

2013 Annual Meeting of Shareholders

The 2013 Annual Meeting of Shareholders of M&T Bank Corporation (“M&T”) was held on April 16, 2013. At the 2013 Annual Meeting, shareholders approved all of management’s proposals which included (i) the election of fifteen (15) directors, all of whom were then serving as directors of M&T, for terms of one (1) year and until their successors are elected and qualified; (ii) the approval of the M&T Bank Corporation Employee Stock Purchase Plan, (iii) the approval of the compensation of M&T’s Named Executive Officers; (iv) the approval of a recommendation of an annual frequency for future advisory votes on the compensation of M&T’s Named Executive Officers; and (v) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2013. The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present, but were not treated as votes cast. Therefore, abstentions and broker non-votes (if applicable) did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.

The following table reflects the tabulation of the votes with respect to each director who was elected at the 2013 Annual Meeting:

	Number of Votes
Nominee	For	Withheld	Broker Non-Vote
Brent D. Baird	102,713,062	2,009,961	10,169,580
C. Angela Bontempo	104,006,305	716,718	10,169,580
Robert T. Brady	97,901,728	6,821,295	10,169,580
T. Jefferson Cunningham III	104,249,244	473,779	10,169,580
Mark J. Czarnecki	103,823,923	899,100	10,169,580
Gary N. Geisel	85,632,239	19,090,784	10,169,580
John D. Hawke, Jr.	104,385,806	337,217	10,169,580
Patrick W.E. Hodgson	104,047,415	675,608	10,169,580
Richard G. King	98,019,451	6,703,572	10,169,580
Jorge G. Pereira	104,039,696	683,327	10,169,580
Michael P. Pinto	103,826,264	896,759	10,169,580
Melinda R. Rich	104,461,238	261,785	10,169,580
Robert E. Sadler, Jr.	103,733,557	989,466	10,169,580
Herbert L. Washington	104,048,139	674,884	10,169,580
Robert G. Wilmers	103,686,677	1,036,346	10,169,580

The following table reflects the tabulation of the votes with respect to the approval of the M&T Bank Corporation Employee Stock Purchase Plan:

Number of Votes
For	Against	Abstain	Broker Non-Vote
103,806,218	757,183	159,617	10,169,585

The following table reflects the tabulation of the votes with respect to the approval of the compensation of M&T’s Named Executive Officers:

Number of Votes
For	Against	Abstain	Broker Non-Vote
102,156,109	1,729,707	837,195	10,169,592

The following table reflects the tabulation of the votes with respect to the recommendation of the frequency for future advisory votes on the compensation of M&T’s Named Executive Officers:

Number of Votes
1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
93,420,643	667,609	9,853,626	781,135	10,169,590

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2013:

Number of Votes
For	Against	Abstain	Broker Non-Vote
114,221,168	539,839	131,596	*

*	Not applicable

Special Meeting of Shareholders

On April 16, 2013, M&T also held a special meeting of shareholders for the purpose of considering and voting on the proposals described in greater detail in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by M&T with the Securities and Exchange Commission (“SEC”) on February 22, 2013. At the special meeting, shareholders approved all of the proposals. A summary of the voting results on each of the proposals submitted to a vote of M&T’s shareholders at the special meeting is set forth below:

Proposal 1 – Approval of the issuance of M&T common stock to Hudson City Bancorp, Inc. (“Hudson City”) shareholders pursuant to the Agreement and Plan of Merger, dated as of August 27, 2012, by and among M&T, Hudson City and Wilmington Trust Corporation:

Number of Votes
For	Against	Abstain	Broker Non-Vote
105,262,025	205,912	245,523	131,258

Proposal 2 – Approval of certain amendments to the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share and liquidation preference $1,000 per share, of M&T (the “Series A Preferred Shares”), including amendments to the dividend rate and the redemption provisions of the Series A Preferred Shares:

Number of Votes
For	Against	Abstain	Broker Non-Vote
105,026,052	334,615	352,793	131,258

Proposal 3 – Approval of certain amendments to the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share and liquidation preference $1,000 per share, of M&T, (the “Series C Preferred Shares”), including amendments to the dividend rate and the redemption provisions of the Series C Preferred Shares:

Number of Votes
For	Against	Abstain	Broker Non-Vote
105,025,653	334,121	353,686	131,258

Proposal 4 – Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the above proposals:

Proposal No. 4 was withdrawn, as sufficient votes were cast at the special meeting to approve Proposals 1-3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

Date: April 17, 2013	By:	/s/ Marie King
Name: Marie King Title: Administrative Vice President and Corporate Secretary